EXHIBIT 99.1

For further information, contact:

Dr. Paul D’Sylva

CEO

Phone:

858-699-0298

Fax: 858-550-4074

Commonwealth Biotechnologies, Inc. Provides Market Update

RICHMOND, Va.—(BUSINESS WIRE)—Feb. 12, 2008—Commonwealth Biotechnologies, Inc. (“CBI”) (NASDAQ:CBTE) Dr. Paul D’Sylva, CEO of CBI is pleased to provide an update of CBI’s major achievements in 2007 and its outlook for 2008.

2007 was a very active year for the Company that was characterized by a near doubling in revenues, the addition of key management personnel, business assets, clients and investors. During the course of the year, CBI acquired UK-based medicinal chemistry company Exelgen Ltd (formerly Tripos Discovery Research Ltd.) (“Exelgen”) and Australian-based peptide chemistry company Mimotopes Pty Ltd, (“Mimotopes”) transforming CBI into a full-service pre-clinical drug discovery services provider with a global base of operations and clients. Management believes that CBI is well positioned for continued strong growth in 2008 with over $12 million of new contracts signed, a growing market for high-quality research and development outsourcing and a commercially-focused management team, which is committed to building shareholder value.

Key Results for 2007

•	Revenue of approximately $11.8M, up from $6.5M in 2006;

•	Net loss of approximately $2.6M up from $1.1M in 2006;

•	Over $12M in new contracts signed;

•	Successful acquisition and integration of leading discovery chemistry companies, Mimotopes and Exelgen, with $1.6M in annual cost savings achieved through restructuring and targeted salary savings;

•	Appointment of key management personnel, including Mr. Mark Hober as Vice President Business Development and Marketing and Dr. Mark Warne as Managing Director for Exelgen Ltd.;

•	Attraction of seven out of the ten largest global pharmaceutical and biotechnology companies as clients; and

•	Completion of $1.95M capital raising with a consortium of institutional investors.

Fourth Quarter 2007 Results

Growth across all business units was strong in the fourth quarter ended December 31, 2007, reflecting anticipated revenue synergies from the mergers and strengthened sales and marketing efforts. Revenues for the fourth quarter were approximately $4.3M, an increase of 206 % over $1.4M for the equivalent period in 2006. Net operating losses for the fourth quarter ended December 31, 2007 were approximately $0.7M comprising $0.5M in non-cash losses. “We believe that our commitment to both growth and rigorous cost management is starting to yield results,” said Paul D’Sylva, CEO of CBI. “We expect that CBI will continue to drive sales and marketing efforts in key product areas with a focus on margin growth, targeted investments in complementary platform technologies and businesses, and the continued recognition of cost and revenue synergies from its acquisitions.”

Market Outlook

During the course of 2007, CBI significantly enhanced its research and development outsourcing capabilities through the acquisition of Mimotopes and Exelgen. Global expenditure on research and development outsourcing by Pharmaceutical and Biotechnology companies now exceeds $5 billion per annum (PhRMA, 2007) and is expected to grow by over 15% per annum until 2010 (Kalorama Information). The demand for outsourced drug discovery services has traditionally been driven by price, delivery times and quality. However, recent concerns over production standards and quality in some low-cost territories have led to a return to quality providers. With a strong reputation for high quality service and product delivery, and proven partnerships with select low-cost providers, the CBI Group is well positioned to capitalize on the need for high quality and competitively priced products and services in the growing research and development outsourcing market. CBI’s ‘one stop shop’ model is already attracting new customers and winning a broader range of business from existing customers.

Business Strategy

With a focus on both revenue and cost synergies, integration of Mimotopes and Exelgen into CBI in 2007 resulted in new contract signings and an estimated $1.6 million in annual cost savings. The Company aims to build on these successes in 2008 to become a leading global contract drug-discovery solutions business. CBI will pursue a number of strategic initiatives in 2008 aimed at increasing revenues, increasing margins, managing costs and increasing market awareness and value. These include nurturing a collaborative sales culture focused on preferred supplier agreements, building leading positions in selected growth markets and providing centralized support to enable business unit growth. CBI will also actively pursue opportunities to acquire or partner with complementary companies in the drug discovery outsourcing industry. By actively pursuing these opportunities, CBI ultimately aims to provide clients with a seamless link between drug discovery to scale up, multi-kilogram synthesis and GMP manufacture, thus capturing more value down the supply chain and proving the market with a truly vertically integrated product offering.

Business Unit Highlights

1)	CBI Services

•	CBI Services signed over $8M in new contracts in 2007 including multi-year government contracts and new private sector contracts.

•	Pre-IND development of CBI Services’ pharmaceutical lead heparin antagonist (HepArrest(R)) has progressed significantly, with an IND filing date now projected for early 2009.

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CBI Services implemented additional service platforms leading to new laboratory support contracts for the early detection of bladder and lung cancers and for efficacy testing of a novel therapeutic against chemical warfare agents.

2)	Mimotopes

•	Together with GlycoSyn-IRL, Mimotopes was awarded $0.58M from New Zealand Trade and Enterprise to develop the only small molecule and GMP peptide manufacturing facility in the southern hemisphere.

•	Through its alliance with Genzyme Pharmaceuticals (www.peptidechain.com), Mimotopes was listed as one of the Top 5 leading global peptide suppliers in an independent analysis of the peptide industry.

•	Mimotopes entered into a licensing agreement with the Baker Heart Research Institute for jointly developed drug candidates targeting pulmonary arterial hypertension.

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Mimotopes received a single order of $0.6M for its proprietary high throughput synthesis platform (SynPhase(TM)) from a major US-based research institute. Further orders of over $1M are expected for SynPhase(TM) in 2008.

3)	Exelgen

•	Exelgen showed strong quarter on quarter revenue growth since its acquisition by CBI in June 2007.

•	Exelgen developed and launched a new range of small molecule libraries (LeadTarget(TM)), with potential activity against kinases, GPCRs and ion channels.

•	Exelgen secured new chemistry, biology and ADME-based service contracts worth over $4M with ten major pharmaceutical and biotech companies, including Schering-Plough and Elan.

4)	Fairfax Identity Laboratories

•	Fairfax Identity Labs increased value-added reseller (VARS) paternity accounts by over 20% in 2007.

•	Fairfax Identity Labs received accreditation from the New York State Department of Health and International ISO 17025 for DNA forensic services.

•	New accreditations helped Fairfax Identity Labs obtain key long-term forensics contracts valued at over $2.7M.

Summary

CBI has been embarked on a process of business transformation in 2007 and is set continue this process into 2008. It’s too early to specifically forecast CBI’s likely growth rate for 2008 as the contract research business is difficult to predict and acquisitions are variable. Nevertheless, CBI’s internal budgets call for significant growth in 2008. CBI believes that it has developed has a sound foundation in 2007 on which to build and achieve sustainable and profitable growth.

About CBI

CBI offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates four distinct business units: (1) CBI Services, a discovery phase contract research organization with a major emphasis in biodefense contracting; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty, Ltd, Melbourne, Australia, a peptide and discovery chemistry business; and (4) Exelgen Ltd (formerly Tripos Discovery Research, Ltd), Bude, UK, a medicinal and synthetic discovery chemistry business. Collectively, CBI companies employ over 110 staff in world-class laboratories. For more information, visit CBI on the web at www.cbi-biotech.com.

Forward Looking Statements

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. No statement herein should be considered an offer of any securities. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Specifically, there can be no guarantee that:

•	CBI will receive all fees anticipated under existing contracts;

•	Adverse economic conditions will not result in the cancellation of future requests for proposals;

•	CBI will receive the anticipated orders for SynPhase(TM) in 2008;

•	CBI will successfully acquire new private or public sector projects;

•	CBI will recognize all revenues attributable to uncompleted projects;

•	CBI’s customers will not terminate or delay their contracts prior to their completion; and

•	CBI will see positive trends in financial performance.

A number of factors, including, without limitation, customer demand, industry trends, armed conflict, and terrorist activities could alter these trends referenced herein. CBI undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.